UNITED STATES
SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
______________
FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 20, 2008
AUTOMATIC DATA PROCESSING, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-5397	22-1467904
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One ADP Boulevard, Roseland, New Jersey	07068
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 974-5000
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 5.05.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

(a)       The Board of Directors of Automatic Data Processing, Inc., a Delaware corporation (the “Company”), has amended the Company’s Code of Business Conduct and Ethics to establish that only the Board of Directors of the Company may provide a waiver of any part of the Code of Business Conduct and Ethics. The amendment will become effective on October 21, 2008. Prior to the amendment, each of the Board of Directors or a designated committee of the Board of Directors was authorized to provide such a waiver. The amendment was required to bring the Code of Business Conduct and Ethics into full compliance with the NASDAQ rules, as the Company will voluntarily transfer its listing from The New York Stock Exchange to the NASDAQ Global Select Market, effective tomorrow, October 21, 2008.

A copy of the Company’s Code of Business Conduct and Ethics, as so amended, is attached hereto as Exhibit 14 and is hereby incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is filed as part of this Report on Form 8-K:

Exhibit Number	Description
14	Automatic Data Processing, Inc. Code of Business Conduct and Ethics

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 20, 2008

AUTOMATIC DATA PROCESSING, INC.
By:	/s/ James B. Benson
Name: James B. Benson Title: Vice President

Exhibit Index

Exhibit Number	Description
14	Automatic Data Processing, Inc. Code of Business Conduct and Ethics